$  2,000.00

7/11/01

                                PROMISSORY NOTE

     As hereinafter agreed Vibrant Health International, promises to pay to the order of USA Ventures at 8907 E. Chenango Ave., Greenwood Village, Colorado 80111, two thousand dollars ($2,000.00). It is hereby agreed that said $2,000.00 shall be paid upon receipt by the Company of any funds from an equity offering or a period of time six months after the date of this Note, whichever is earlier. At such time as one of these events occurs the Note will become payable upon Demand. Interest at the rate of ten percent (10%) per annum will be charged on the unpaid balance until the whole amount of the principal and interest is paid.

     Should payment not be made and the Note be in default, and the Note be placed in the hands of an attorney for collection or suit is bought on the same, then the undersigned agrees to pay all costs and attorneys' fees that might be incurred. If there is a lawsuit, borrower agrees upon lender's request to submit to the jurisdiction of the courts of the State of Colorado. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.



                              /s/  Thomas  H.  McAdam
                             --------------------------
                              Vibrant  Health  International
                              Thomas  H.  McAdam,  President


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